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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of Philadelphia Consolidated Holding Corp. on Form S-8 (File No. 33-81346) of our reports dated February 7, 1997 on our audits of the consolidated financial statements and financial statement schedules of Philadelphia Consolidated Holding Corp. and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in this Annual Report on Form 10-K.

/s/ COOPERS & LYBRAND L.L.P.
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2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 26, 1997